KeyBank Real Estate Capital
911 Main Street, Suite 1500
Kansas City, Mo 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200

March 12, 2005

KeyCorp Real Estate Capital Markets, Inc.
As Master Servicer and Special Servicer
Annual Officer's Certification
For Period of: September 1 through December 31, 2004

Re: MLMT 2004-KEY2 Pooling and Servicing Agreement

With regard to the loans Master Serviced by KeyCorp Real Estate Capital Markets, Inc.
d/b/a KeyBank Real Estate Capital (KBREC) in the above captioned transaction, and pursuant to Section 3.13 of the Pooling and Servicing Agreement, please be advised of the following:
* A review of the activities of KBR.EC during the preceding calendar year and of its performance, under the Agreement, has been made under my supervision.
* To the best of my knowledge, based on such review, KBREC has fulfilled all of its obligations under the Agreement in all material respects.
* KBREC has received no notice regarding qualification or challenge to the status of the loan REMIC, REMIC I or REMIC II as a REMIC under the REMIC Provisions or of Grantor Trust Z, Grantor Trust E or Grantor Trust B as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any governing agency or body.

Date:
3/14/05

By:
/s/ Bryan S. Nitcher
Bryan S. Nitcher, Vice President
Loan Servicing and Asset Management

KeyBank Real Estate Capital
911 Main Street, Suite 1500
Kansas City, Mo 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200

March 12, 2005

Trustee
LaSalle Bank National Association
135 LaSalle Street
Suite 11625
Chicago, Illinois 60603
Attn: Global Securitization Trust Services Group
Merrill Lynch Mortgage Trust 2004-KEY2

Depositor
Merrill Lynch Mortgage Investors Incorporated
4 World Financial Center, 10 th Floor
250 Vesey Street
New York, New York 10080
Attn: Michael M. McGovern

Rating Agency
Moody's Investors Services, Inc.
99 Church Street
New York, New York 10007
Attn: CMBS Monitoring Department

Fitch, Incorporated
Commercial Mortgage Backed Securities
One State Street Plaza
New York, New York 10004
Attn: Surveillance

Directing Certificate Holder
First Chicago Capital Corporation
One Bank One Plaza, IL1-0616
14 th Floor
Chicago, Illinois 60670-0616